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                               Agreement with PPYM
                                       for
                               Purchase of Patents

                                      10.3

                       PATENT SALE AND PURCHASE AGREEMENT

        THIS PATENT SALE AND PURCHASE AGREEMENT is made and entered into this 14th day of November 1995 by and between

(1) PROGRESSIVE POLYMERICS, INC., a New York corporation, referred to herein as the "SELLER".

(2) PROGRESSIVE POLYMERICS INTERNATIONAL, INC., a Nevada corporation, referred to herein as "International".

                                      AND

(3) FIDELITY HOLDINGS, IIIC., a Nevada corporation, referred to herein as to "BUYER"

WTTNESSETH THAT:

         WHEREAS, the SELLER is a wholly-owned subsidiary of Progressive Polymerics International, Inc., a Nevada corporation, hereinafter referred to as "'international", and is the owner of two United States patents, #5,217,667 issued June 8, 1993 and #5,312,658 issued May 17, 1994, and certain filings with respect thereto in Canada, all such patents and filings hereinafter being referred to as the "PATENTS";

         WHEREAS, International acquired SELLER with the intention and purpose of providing financing to complete development of the products under the PATENTS and to exploit such patents through the manufacture and sale/distribution of the so-called "armored conduit" product;

        WHEREAS, international has not been able to complete its intended financing and exploitation, and certain litigation has interfered with its ability to secure the necessary financing, and International cannot, at this time, complete its financing and exploitation, and international is desirous of assisting SELLER in accomplishing its goals, even through a sale by SELLER of the PATENTS, and international has secured the approval of a majority of its stockholders for this transaction and Agreement;


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         4. Emergency Directors. Prior to such an emergency, the Board of
Directors may designate officers or other persons who shall serve as directors in emergency meetings in the event that the elected directors shall for any reason be rendered incapable of discharging their duties.

         5. Lines of Succession. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

         6. Termination. Upon termination of the emergency, as declared by the Board of Directors or other person discharging their duties, the emergency by-laws shall cease to be operative. Termination shall not affect the legality of actions taken hereunder.

                                   ARTICLE XI

                                   AMENDMENTS

         1. These by-laws may be amended, repealed or altered in whole or in part, by a majority vote of the outstanding stocks of the corporation, at any regular or special meeting of the stockholders. Written notice shall, not less than five (5) days before a stockholders' meeting called by the Board of Directors for the purpose of considering proposed amendments, be given to each stockholder of record entitled to vote. Such notice shall set forth the proposed amendment or a summary of the changes to be effected thereby.

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

        2. These By-laws may also be amended, repealed, or altered, in whole or in part, by a majority vote of the Board of Directors, at any meeting, without prior notice. However, such by-laws, or any provision thereof, made, altered, amended, or repealed by the Board of Directors, shall from time to time be submitted to the stockholders for approval, and may be further altered, amended or repealed by the stockholders at any annual meeting or, upon notice, at any special meeting, and when so altered, amended or repealed, the Board of Directors' changes disapproved by the stockholders shall not be re-established by the Board of Directors without the prior approval of the stockholders.






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